UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2024, Nabors Industries, Inc. (“Nabors Delaware”), a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”), and the Company amended and restated that certain credit agreement dated January 21, 2022 (the “Original Credit Agreement” and, as amended and restated, the “A&R Credit Agreement”), among themselves, the other guarantors from time to time party thereto, the revolving lenders, the letter of credit facility participants, the issuing banks and other lenders party thereto and Citibank, N.A., as administrative agent. Under the A&R Credit Agreement, Citibank, N.A. and Wells Fargo Securities, LLC acted as joint lead arrangers and joint bookrunners.

Under the A&R Credit Agreement, the lenders have committed to provide to Nabors Delaware an aggregate principal amount of revolving loans at any time outstanding not in excess of $350,000,000, and the issuing banks have committed to provide a standalone letter of credit tranche that permits Nabors Delaware to issue reimbursement obligations under letters of credit in an aggregate principal amount at any time outstanding not in excess of $125,000,000. Letters of credit issued will not affect revolving loan capacity and vice versa. The A&R Credit Facility contains a $200,000,000 uncommitted accordion feature that can be applied to increase the commitments under either the revolving loans or the letter of credit tranche, or both.

The borrowings and reimbursement obligations under the A&R Credit Facility will be guaranteed by the Company, Nabors International Management Limited, Nabors Drilling Technologies USA, Inc., Nabors Holdings Ltd., Nabors Drilling Holdings Inc., Nabors Lux 2, Nabors Lux Finance 1, Nabors Global Holdings Limited, Canrig Drilling Technology Canada Ltd., Nabors Alaska Drilling, Inc. and each other subsidiary that from time to time delivers a guaranty pursuant to the A&R Credit Facility (the “Credit Facility Guarantors”). Nabors Delaware’s and the Guarantors’ obligations will be secured by a first-priority lien on all land drilling rigs and related equipment, spare parts and inventory in the contiguous United States.

The facility matures on the earlier of (a) June 17, 2029 or (b) 90 days before the maturity date of certain of the Company’s debt securities, if the requisite aggregate principal amount of such securities remains outstanding.

Nabors Delaware will pay a letter of credit fee, payable on a quarterly basis, in an amount equal to the interest margin for Secured Overnight Financing Rate (“SOFR”) borrowings (which with respect to performance letters of credit will be multiplied by 0.50) multiplied by the average daily amount of aggregate L/C Exposure. In addition, in connection with each letter of credit, Nabors Delaware will pay to each Issuing Bank (i) the Issuing Bank’s standard issuance and administrative fees and expenses and (ii) a fronting fee, which will accrue at the rate of 0.125% per annum on the average daily amount of L/C Obligations.

The borrowings under the A&R Credit Agreement bear interest, at Nabors Delaware’s option, at either (i) the “Alternate Base Rate” plus the applicable interest margin, payable quarterly in arrears or (ii) interest periods of one, three or six months at an annual rate equal to the Adjusted Term SOFR (as defined in the A&R Credit Agreement) in effect therefor, plus the applicable interest margin. The “Alternate Base Rate” is defined, for any day, as a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (b) the corporate base rate of Citibank, N.A., and (c) Adjusted Term SOFR for an interest period of one-month beginning on such day plus 1.00%.

Additionally, under the A&R Credit Agreement, the Company will be subject to certain covenants, which are subject to certain exceptions and include, among others, (i) a covenant restricting its ability to incur liens (subject to the additional liens basket of up to $150,000,000), (ii) a covenant restricting its ability to pay dividends or make other distributions with respect to its capital stock and to repurchase certain indebtedness (iii) a covenant restricting the ability of the Company’s subsidiaries to incur debt (subject to the grower debt basket of up to $100,000,000) and (iv) financial covenants requiring the Company to maintain (a) an interest coverage ratio (EBITDA/interest expense) equal to or greater than 2.75:1.00, and (b) a Minimum Guarantor Value (as defined in the A&R Credit Agreement) of 90%.

A copy of the A&R Credit Agreement, which is filed as an exhibit to this Form 8-K as Exhibit 10.1, is incorporated herein by reference and should be read in its entirety for a complete description of its provisions. The summary in this report is qualified in its entirety by the text of such provisions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On June 17, 2024, we issued a press release announcing the amendment and restatement of the credit agreement discussed above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended & Restated Credit Agreement, dated as of June 17, 2024, among Nabors Industries, Inc., as Borrower, Nabors Industries Ltd., as Holdings, the other Guarantors from time to time party thereto, the Issuing Banks and other Lenders party thereto and Citibank, N.A., as Administrative Agent.*

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: June 17, 2024	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary